Item 15(c) Exhibit 21
                  Corning Incorporated and Subsidiary Companies

    Subsidiaries of the Registrant as of December 31, 2002 are listed below:


Beijing CCS Optical Fiber Cable Co., Ltd.              China
CCS Holdings, Inc.                                     Delaware
Corning (China) Limited                                Hong Kong
Corning (Shanghai) Co., Ltd.                           China
Corning Applied Technologies Corporation               Massachusetts
Corning Asahi Video Products Company (Partnership)     Delaware
Corning Cable Systems GmbH & Co. KG                    Germany
Corning Cable Systems Limited                          United Kingdom
Corning Cable Systems LLC                              North Carolina
Corning Cable Systems Pty. Ltd.                        Australia
Corning Display Technologies Taiwan Co., Ltd.          Taiwan
Corning Finance B.V.                                   The Netherlands
Corning Gilbert Inc.                                   Delaware
Corning GmbH                                           Germany
Corning Holding GmbH                                   Germany
Corning IntelliSense Corporation                       Delaware
Corning International Corporation                      Delaware
Corning International KK                               Japan
Corning Japan KK                                       Japan
Corning Lasertron, Inc.                                Massachusetts
Corning Limited                                        United Kingdom
Corning Mexicana, S.A. de C.V.                         Mexico
Corning NetOptix, Inc.                                 Delaware
Corning Noble Park Pty. Ltd.                           Australia
Corning O.T.I. Srl                                     Italy
Corning Photonic Technologies, Inc.                    Delaware
Corning Oak Holding Inc.                               Delaware
Corning OOO                                            Russia
Corning Optical Fiber (Partnership)                    United Kingdom
Corning Optical Fiber GmbH & Co. KG                    Germany
Corning Products South Africa (Pty) Ltd.               South Africa
Corning Property Management Corporation                Delaware
Corning S.A.                                           France
Corning Science Mexico, S.A. de C.V.                   Mexico
Corning Tropel Corporation                             Delaware
Gilbert Engineering France, SA                         France
Global Technology Video Co., Ltd.                      Korea
Norddeutsche Seekabelwerke GmbH & Co. KG               Germany
NSW Submarine Cable Systems, Inc.                      Delaware
OOO Corning SNG                                        Russia
Shanghai COF Fiber Optics Co., Ltd.                    China
Societe D'Appareillages Electroniques (S.A.E.)         France

                              Item 15(c) Exhibit 21
                  Corning Incorporated and Subsidiary Companies

    Companies accounted for under the equity method as of December 31, 2002 are listed below:


Advanced Cable Systems Corporation                     Japan
Chengdu CCS Optical Fiber Cable Co., Ltd.              China
Cormetech, Inc.                                        Delaware
Dow Corning Corporation                                Michigan
Egytech Telecom Cables & Networks Company S.A.E.       Egypt
Eurokera North America, Inc.                           Delaware
Eurokera S.N.C.                                        France
Fiber Optic Cable & Accessories Limited                Vietnam
Keraglass S.N.C.                                       France
Leader Optic Fiber Cable Sdn Bhd                       Malaysia
Pittsburgh Corning Corporation                         Pennsylvania
Pittsburgh Corning Europe N.V.                         Belgium
PT Communication Cable Systems Indonesia               Indonesia
Samara Optical Cable Company                           Russia
Samsung Corning Co., Ltd.                              Korea
Samsung Corning Micro-Optics Company Limited           Korea
Samsung Corning Precision Glass Co., Ltd.              Korea
TelAztec LLC                                           Delaware
Wuhan Telecommunication Devices Co.                    China


Summary financial information on Corning's equity basis companies is included in
Note 10 (Investments) to the Consolidated Financial Statements in this Annual Report on Form 10-K. Certain subsidiaries, which considered in the aggregate as a single subsidiary, that would not constitute a significant subsidiary, per Regulation S-X, Article 1, as of December 31, 2002, have been omitted from this exhibit.